EX-99.906CERT

Section 906 Certifications

CERTIFICATION PURSUANT TO 18 U.S.C SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Kamal Bhatia, Principal Executive Officer, and Julie Burley, Principal Financial Officer, of OFI Carlyle Private Credit Fund (the “Registrant”), each certify to the best of his knowledge that:

1.

The Registrant’s periodic report on Form N-CSR for the period ended 6/30/2018 (the “Form N-CSR”) fully complies with the requirements of Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.

The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant. This certification is being furnished to the Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR filed with the Commission.

Principal Executive Officer	Principal Financial Officer

OFI Carlyle Private Credit Fund	OFI Carlyle Private Credit Fund

/s/ Kamal Bhatia	/s/ Julie Burley
Kamal Bhatia	Julie Burley

Date: 8/28/2018	Date: 8/28/2018